SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2004

PRG-SCHULTZ INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Commission File Number: 000-28000

Georgia	58-2213805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Galleria Parkway Suite 100 Atlanta, Georgia	30339-5949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (770) 779-3900

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On January 20, 2004 PRG-Schultz issued a press release announcing the sale of its Communications Division. The sale occurred on January 16, 2004. PRG-Schultz hereby incorporates by reference herein the information set forth in its Press Release dated January 20, 2004, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of PRG-Schultz have continued unchanged since such date.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 20, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-SCHULTZ INTERNATIONAL, INC.

Date: January 20, 2004	By: /s/ Donald E. Ellis, Jr.
Donald E. Ellis, Jr. Executive Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description	Page

99.1	Press Release dated January 20, 2004	5